Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Inc. Reports Third Quarter 2010 Results
     October 20, 2010, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $2.8 million, or $0.15 per diluted share for the third quarter of 2010, compared to $1.1 million, or $0.07 per diluted share for the third quarter of 2009, and $3.4 million, or $0.19 per diluted share for the second quarter of 2010. Net income available to common shareholders for the nine months ended September 30, 2010 was $9.5 million, or $0.55 per diluted share, compared to $6.3 million, or $0.43 per diluted share, for the nine months ended September 30, 2009.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “We are pleased with our solid performance this quarter. Earnings for the third quarter were based on stable net interest income and controlled noninterest expenses. We increased our allowance for loan losses by $5.4 million in the third quarter after recording $6.6 million in net charge offs. Our annualized quarterly ratio of net loan charge-offs to portfolio loans remained at approximately 1.00%.
     The Board of Directors and management are dedicated to the resolution of problem credits, the maintenance of capital and liquidity, stability in net interest income, and control of operating expenses. We continue to manage our loan portfolio through this difficult credit climate with our ongoing, disciplined workout process focused on addressing the challenges of the commercial real estate construction and commercial mortgage sectors. We are encouraged that the state economic factors for our principal markets in Oklahoma, Texas, and Kansas continue to outperform most of the nation. We continue to make loans in each of our markets with an emphasis on health care lending and carefully controlled real estate collateralized credits.
     We maintain a solid capital base. Our second quarter common stock offering gave us $54.3 million in new common equity. Southwest and its banking subsidiaries have maintained capital levels that substantially exceed the minimums for regulatory “well-capitalized” status. At September 30, 2010 Southwest’s total regulatory capital was $475.0 million for a total risk-based capital ratio of 18.45%, and Tier 1 capital was $442.2 million for a Tier 1 risk-based capital ratio of 17.17%.”
     Please review the following discussion and the attached financial tables for important additional information regarding our financial condition and performance.
Financial Overview
     Condition: Total assets were $2.9 billion at September 30, 2010, a decrease of 7% from December 31, 2009. At September 30, 2010 total loans were $2.5 billion, a decrease of 6% from December 31, 2009.
     At September 30, 2010 the allowance for loan losses was $72.4 million, up 25% from September 30, 2009 and 16% from year-end 2009, and represented 3.00% of noncovered portfolio loans versus 2.25% and 2.46% at September 30, 2009 and December 31, 2009, respectively. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets including regular assessments of national and local economic conditions and trends. Provisions for loan losses are recorded in the amount necessary to maintain the allowance at the level management deems appropriate.

NASDAQ: OKSB
      OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2010 Results
     Excluding assets subject to loss sharing agreements with the FDIC (“covered assets”), nonperforming assets increased to $171.4 million and 7.00% of portfolio loans and other real estate as of September 30, 2010 from $139.8 million and 5.59% of portfolio loans and other real estate as of June 30, 2010 and from $124.6 million and 4.87% of portfolio loans and other real estate as of December 31, 2009. A breakdown of noncovered portfolio loans and noncovered nonperforming assets by type is shown in the following table:

	Noncovered	Noncovered
	portfolio	nonperforming
(dollars in thousands)	loans	assets
Real estate construction	$558,300	$88,590
Commercial real estate	1,251,563	34,448
Commercial	462,286	6,180
Residential real estate mortgages	101,633	6,401
Other consumer loans	39,014	42
Other real estate	—	35,723

Total	$2,412,796	$171,384

     Excluding covered loans, nonaccrual loans were $135.2 million as of September 30, 2010, an increase of $23.3 million, or 21%, from June 30, 2010, and $29.3 million, or 28%, from December 31, 2009. These loans are carried at their estimated collectible amounts and no longer accrue interest. Noncovered loans 90 days or more past due were $0.5 million as of September 30, 2010. These loans are deemed to have sufficient collateral and are in the process of collection.
     Excluding covered loans, performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to $236.8 million at September 30, 2010, a decrease of $5.4 million from June 30, 2010 and $21.6 million from December 31, 2009. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Year-to-date Results:
     Summary: The $3.2 million increase in our net income available to common shareholders from 2009 is the result of a $9.5 million increase in net interest income driven by an improved net interest margin and a $0.2 million decrease in the provision for loan losses, offset in part by a $3.0 million decrease in noninterest income, a $2.0 million increase in noninterest expense, and a $1.5 million increase in income tax expense.
     Net Interest Income: Net interest income totaled $80.4 million for the first nine months of 2010, compared to $70.9 million for the first nine months of 2009, an increase of $9.5 million, or 13%. Year-to-date net interest margin was 3.63%, compared to 3.27% for the same period in 2009. Included in 2010 year-to-date net interest income is $0.5 million of net recoveries from the resolution of nonperforming loans and additional discount accretion on loans and the loss share receivable, offset in part by interest reversals on nonaccrual loans. Included in 2009 year-to-date net interest income is a recovery of $1.9 million in interest from the successful resolution of a nonperforming loan. These net recoveries increased year-to-date interest margin by 3 basis points and 9 basis points for 2010 and 2009, respectively.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $28.3 million for the first nine months of 2010, compared to $28.5 million for the first nine months of 2009. Noncovered net charge offs totaled $18.3 million, or 0.98% (annualized) of average noncovered portfolio loans year-to-date as of September 30, 2010, compared to $10.5 million, or 0.54% (annualized) of average noncovered portfolio loans for the same period in the prior year.
     Noninterest Income: Noninterest income totaled $14.5 million for the first nine months of 2010, compared to $17.4 million for the first nine months of 2009. The decrease in noninterest income was primarily the result of a $3.3 million gain on the FDIC-assisted acquisition that was recorded in the prior year.
     Noninterest Expense: Noninterest expense totaled $46.8 million for the first nine months of 2010, compared to $44.8 million for the first nine months of 2009. The increase consists of a $1.6 million increase in other general

NASDAQ: OKSB
      OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2010 Results
and administrative expense, a $0.9 million increase in other real estate expense, and a $0.5 million increase in personnel expense, offset in part by a $0.9 million decrease in provision for unfunded loan commitments.
     Third Quarter Results:
     Summary: Net income available to common shareholders was $2.8 million in the third quarter of 2010, compared to $1.1 million in the third quarter of 2009 and $3.4 million in the second quarter of 2010. The increase from the third quarter of 2009 is the result of a $2.6 million increase in noninterest income and a $1.1 million increase in net interest income, offset in part by a $1.8 million increase in the provision for loan losses and a $0.2 million increase in income taxes. The decrease from the second quarter of 2010 is the result of a $4.2 million increase in the provision for loan losses and a $0.7 million decrease in net interest income, offset in part by a $2.4 million increase in noninterest income, a $1.2 million decrease in income taxes, and a $0.7 million decrease in noninterest expense.
     Net Interest Income: Net interest income totaled $26.5 million for the third quarter of 2010, compared to $25.4 million for the third quarter of 2009, an increase of $1.1 million, or 4%, and $27.1 million for the second quarter of 2010, a decrease of $0.7 million, or 2%. Net interest margin was 3.63% for the third quarter of 2010, compared to 3.39% for the third quarter of 2009 and 3.65% for the second quarter of 2010. Included in the third quarter of 2010 net interest margin is a net reduction of $0.3 million from the interest reversals on nonaccrual loans offset by the quarterly adjustment of the discount accretion on loans and the loss share receivable. Included in the second quarter 2010 net interest margin is a recovery of $0.5 million from the quarterly adjustment of the discount accretion on loans and the loss share receivable. The net effect of these adjustments on net interest margin were a 5 basis point decrease and a 6 basis point increase for the third quarter and second quarter, respectively.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $12.0 million for the third quarter of 2010, compared to $10.2 million for the third quarter of 2009 and $7.8 million for the second quarter of 2010. Noncovered net charge offs totaled $6.6 million, or 1.07% (annualized) of average noncovered portfolio loans for the third quarter of 2010, compared to $4.2 million, or 0.61% (annualized) of average noncovered portfolio loans for the third quarter of 2009.
     Noninterest Income: Noninterest income totaled $6.3 million for the third quarter of 2010, compared to $3.7 million for the third quarter of 2009 and $4.0 million for the second quarter of 2010. The increase in noninterest income from the third quarter of 2009 and from the second quarter of 2010 was primarily the result of a $2.5 million increase in gain on sale of securities.
     Noninterest Expense: Noninterest expense totaled $15.4 million for the third quarter of 2010, compared to $15.5 million for the third quarter of 2009 and $16.1 million for the second quarter of 2010. The decrease from third quarter 2009 consists of a $0.6 million decrease in personnel expense and a $0.2 million decrease in provision for unfunded loan commitments, offset in part by a $0.5 million increase in other general and administrative expense and a $0.2 million increase in FDIC and other insurance expense. The decrease from second quarter 2010 consists of a $0.5 million decrease in personnel expense, a $0.2 million decrease in FDIC and other insurance expense, and a $0.4 million decrease in other real estate expense, offset in part by a $0.3 million increase in other general and administrative expense.
Southwest Bancorp and Subsidiaries
     Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, and specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At September 30, 2010 we had total assets of $2.9 billion, deposits of $2.3 billion, and shareholders’ equity of $376.9 million.
     Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance

NASDAQ: OKSB
      OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2010 Results
the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of September 30, 2010, approximately $706.1 million, or 29%, of our noncovered loans were loans to individuals and businesses in the healthcare industry.
     We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime lending has never been a part of our business strategy, and our exposure to subprime loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of September 30, 2010 approximately $1.8 billion, or 74%, of our noncovered loans was commercial real estate mortgage and construction loans, including $404.7 million of loans to individuals and businesses in the healthcare industry. Our commercial real estate mortgage and construction and commercial loans are concentrated in states that have experienced less adverse effects from the recession than many others.
     We operate six offices in Texas, eleven offices in Oklahoma, and eight offices in Kansas. At September 30, 2010 our Texas segment accounted for $1.0 billion, or 41% of total portfolio loans, followed by $890.6 million, or 36%, from our Oklahoma segment, $309.2 million, or 13%, from our Kansas segment, and $248.9 million, or 10%, from our other states segment.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk, and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties, because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results.
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2010 through the date its financial statements are filed with the Securities and Exchange Commission. The September 30, 2010 financial statements will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
      OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2010 Results
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5

Unaudited Quarterly Summary Financial Data	Table 6

Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)
QUARTERLY HIGHLIGHTS

	Third Quarter			Second Quarter
			%		%
	2010	2009	Change	2010	Change
Operations
Net interest income	$26,452	$25,400	4%	$27,108	(2)%
Provision for loan losses	11,988	10,177	18	7,776	54
Noninterest income	6,335	3,710	71	3,962	60
Noninterest expense	15,418	15,528	(1)	16,146	(5)
Income before taxes	5,381	3,405	58	7,148	(25)
Taxes on income	1,508	1,271	19	2,737	(45)
Net income	3,873	2,134	81	4,411	(12)
Net income available to common shareholders	2,825	1,097	158	3,366	(16)
Diluted earnings per share	0.15	0.07	114	0.19	(21)
Balance Sheet
Total assets	2,905,275	3,029,347	(4)	3,010,835	(4)
Loans held for sale	34,868	36,526	(5)	25,615	36
Noncovered portfolio loans	2,412,796	2,675,741	(10)	2,475,348	(3)
Covered portfolio loans	60,558	103,630	(42)	68,006	(11)
Total deposits	2,345,648	2,473,162	(5)	2,444,939	(4)
Total shareholders’ equity	376,576	309,118	22	375,319	—
Book value per common share	15.93	16.43	(3)	15.88	—
Key Ratios
Net interest margin	3.63%	3.39%		3.65%
Efficiency ratio	47.02	53.34		51.97
Total capital to risk-weighted assets	18.45	14.31		17.78
Nonperforming loans to portfolio loans — noncovered	5.62	4.53		3.89
Shareholders’ equity to total assets	12.96	10.20		12.47
Tangible common equity to tangible assets*	10.43	7.79		10.02
Return on average assets (annualized)	0.52	0.28		0.58
Return on average common equity (annualized)	3.57	1.78		4.64
Return on average tangible common equity (annualized)**	3.65	1.83		4.75
YEAR-TO-DATE HIGHLIGHTS

	Nine Months
			%
	2010	2009	Change
Operations
Net interest income	$80,361	$70,894	13%
Provision for loan losses	28,295	28,536	(1)
Noninterest income	14,475	17,448	(17)
Noninterest expense	46,822	44,817	4
Income before taxes	19,719	14,989	32
Taxes on income	7,063	5,581	27
Net income	12,656	9,408	35
Net income available to common shareholders	9,520	6,303	51
Diluted earnings per share	0.55	0.43	28
Balance Sheet
Total assets	2,905,275	3,029,347	(4)
Loans held for sale	34,868	36,526	(5)
Noncovered portfolio loans	2,412,796	2,675,741	(10)
Covered portfolio loans	60,558	103,630	(42)
Total deposits	2,345,648	2,473,162	(5)
Total shareholders’ equity	376,576	309,118	22
Book value per common share	15.93	16.43	(3)
Key Ratios
Net interest margin	3.63%	3.27%
Efficiency ratio (GAAP-based)	49.37	50.73
Total capital to risk-weighted assets	18.45	14.31
Nonperforming loans to portfolio loans — noncovered	5.62	4.53
Shareholders’ equity to total assets	12.96	10.20
Tangible common equity to tangible assets*	10.43	7.79
Return on average assets	0.56	0.42
Return on average common equity	4.47	3.50
Return on average tangible common equity**	4.58	3.61

Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.

**	This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	September 30,	December 31,	September 30,
	2010	2009	2009
Assets
Cash and cash equivalents	$89,458	$118,847	$32,094
Investment securities:
Held to maturity. Fair value: $9,185, $6,754, $6,907, respectively	9,093	6,670	6,795
Available for sale. Amortized cost: $226,323, $236,199, $228,723, respectively	231,751	237,703	233,009
Other investments, at cost	10,389	19,066	18,986
Loans held for sale	34,868	43,134	36,526
Noncovered loans receivable	2,412,796	2,539,294	2,572,111
Less: Allowance for loan losses	(72,418)	(62,413)	(57,777)

Net noncovered loans receivable	2,340,378	2,476,881	2,514,334
Covered loans receivable (includes loss share: $17.9 million, $23.9 million, $33.3 million, respectively)	60,558	85,405	103,630

Net loans receivable	2,400,936	2,562,286	2,617,964
Accrued interest receivable	9,663	10,806	10,794
Premises and equipment, net	25,075	26,536	25,255
Noncovered other real estate	35,723	18,432	6,389
Covered other real estate	4,448	4,748	2,598
Goodwill	6,811	6,811	6,811
Other intangible assets, net	5,358	5,779	5,872
Other assets	41,702	47,473	26,254

Total assets	$2,905,275	$3,108,291	$3,029,347

Liabilities
Deposits:
Noninterest-bearing demand	$329,655	$324,829	$309,767
Interest-bearing demand	86,153	74,201	82,622
Money market accounts	518,422	505,521	506,196
Savings accounts	25,556	25,730	25,636
Time deposits of $100,000 or more	795,303	1,004,439	888,814
Other time deposits	590,559	658,010	660,127

Total deposits	2,345,648	2,592,730	2,473,162
Accrued interest payable	2,457	3,191	4,545
Income tax payable	6,603	4,486	3,822
Other liabilities	9,522	13,121	10,288
Other borrowings	82,506	103,022	146,449
Subordinated debentures	81,963	81,963	81,963

Total liabilities	2,528,699	2,798,513	2,720,229

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	67,548	67,037	66,872
Common stock — $1 par value; 40,000,000 shares authorized; 19,395,675, 14,750,713, 14,748,223 shares issued, respectively	19,396	14,751	14,748
Paid in capital	98,750	49,029	49,007
Retained earnings	187,535	178,016	175,834
Accumulated other comprehensive income	3,347	945	2,657

Total shareholders’ equity	376,576	309,778	309,118

Total liabilities and shareholders’ equity	$2,905,275	$3,108,291	$3,029,347

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2010	2009	2010	2009
Interest income
Loans	$32,824	$35,607	$101,087	$104,884
Investment securities	2,204	2,122	6,844	6,713
Other interest-earning assets	55	4	190	13

Total interest income	35,083	37,733	108,121	111,610

Interest expense
Interest-bearing deposits	6,802	10,097	22,347	33,229
Other borrowings	524	960	1,565	3,424
Subordinated debentures	1,305	1,276	3,848	4,063

Total interest expense	8,631	12,333	27,760	40,716

Net interest income	26,452	25,400	80,361	70,894

Provision for loan losses	11,988	10,177	28,295	28,536

Net interest income after provision for loan losses	14,464	15,223	52,066	42,358

Noninterest income
Service charges and fees	2,994	2,992	9,260	8,409
Gain on acquisition	—	—	—	3,281
Gain on sales of loans	653	386	2,054	2,030
Gain on investment securities	2,480	10	2,521	2,922
Other noninterest income	208	322	640	806

Total noninterest income	6,335	3,710	14,475	17,448

Noninterest expense
Salaries and employee benefits	7,183	7,824	22,400	21,950
Occupancy	2,835	2,958	8,454	8,478
FDIC and other insurance	1,347	1,134	4,455	4,444
Other real estate, net	228	90	963	91
General and administrative	3,825	3,522	10,550	9,854

Total noninterest expense	15,418	15,528	46,822	44,817

Income before taxes	5,381	3,405	19,719	14,989
Taxes on income	1,508	1,271	7,063	5,581

Net income	$3,873	$2,134	$12,656	$9,408

Net income available to common shareholders	$2,825	$1,097	$9,520	$6,303

Basic earnings per common share	$0.15	$0.07	$0.55	$0.43
Diluted earnings per common share	0.15	0.07	0.55	0.43
Common dividends declared per share	—	0.0238	—	0.0714

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended September 30,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (2)	$2,543,412	$32,824	5.12%	$2,719,835	$35,607	5.19%
Investment securities	261,124	2,204	3.35	243,604	2,122	3.46
Other interest-earning assets	85,214	55	0.26	10,442	4	0.15

Total interest-earning assets	2,889,750	35,083	4.82	2,973,881	37,733	5.03
Other assets	76,570			62,160

Total assets	$2,966,320			$3,036,041

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$93,481	$111	0.47%	$84,031	$107	0.51%
Money market accounts	515,754	976	0.75	498,842	1,220	0.97
Savings accounts	25,306	15	0.24	26,101	39	0.59
Time deposits	1,428,247	5,700	1.58	1,547,192	8,731	2.24

Total interest-bearing deposits	2,062,788	6,802	1.35	2,156,166	10,097	1.86
Other borrowings	93,136	524	2.23	165,327	960	2.30
Subordinated debentures	81,963	1,305	6.37	81,963	1,276	6.23

Total interest-bearing liabilities	2,237,887	8,631	1.53	2,403,456	12,333	2.04

Noninterest-bearing demand deposits	330,321			299,235
Other liabilities	16,960			22,365
Shareholders’ equity	381,152			310,985

Total liabilities and shareholders’ equity	$2,966,320			$3,036,041

Net interest income and spread		$26,452	3.29%		$25,400	2.99%

Net interest margin (1)			3.63%			3.39%

Average interest-earning assets to average interest-bearing liabilities	129.13%			123.73%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

(2)	Information regarding noncovered and covered loans for the period shown is not readily available.

SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)
Table 5

	For the nine months ended September 30,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (2)	$2,606,166	$101,087	5.19%	$2,655,156	$104,884	5.28%
Investment securities	260,137	6,844	3.52	239,134	6,713	3.75
Other interest-earning assets	97,121	190	0.26	5,877	13	0.30

Total interest-earning assets	2,963,424	108,121	4.88	2,900,167	111,610	5.15
Other assets	74,199			66,254

Total assets	$3,037,623			$2,966,421

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$102,843	$383	0.50%	$86,576	$410	0.63%
Money market accounts	508,742	3,026	0.80	479,700	3,784	1.05
Savings accounts	25,515	47	0.25	19,535	62	0.42
Time deposits	1,534,135	18,891	1.65	1,496,193	28,973	2.59

Total interest-bearing deposits	2,171,235	22,347	1.42	2,082,004	33,229	2.13
Other borrowings	96,099	1,565	2.18	199,982	3,424	2.29
Subordinated debentures	81,963	3,848	6.26	81,963	4,063	6.61

Total interest-bearing liabilities	2,349,297	27,760	1.58	2,363,949	40,716	2.30

Noninterest-bearing demand deposits	318,609			274,535
Other liabilities	17,629			20,877
Shareholders’ equity	352,088			307,060

Total liabilities and shareholders’ equity	$3,037,623			$2,966,421

Net interest income and spread		$80,361	3.30%		$70,894	2.85%

Net interest margin (1)			3.63%			3.27%

Average interest-earning assets to average interest-bearing liabilities	126.14%			122.68%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

(2)	Information regarding noncovered and covered loans for the period shown is not readily available.

SOUTHWEST BANCORP, INC.
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)
Table 6

	2010			2009
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$32,824	$33,891	$34,372	$36,355	$35,607	$36,009	$33,268
Investment securities	2,204	2,320	2,320	2,433	2,122	2,079	2,512
Other interest-earning assets	55	68	67	1	4	3	6

Total interest income	35,083	36,279	36,759	38,789	37,733	38,091	35,786
Interest expense:
Interest bearing demand deposits	111	140	132	66	107	150	153
Money market accounts	976	1,037	1,013	1,170	1,220	1,211	1,353
Savings accounts	15	16	16	16	39	14	9
Time deposits of $100,000 or more	3,128	3,517	4,024	4,340	4,822	5,552	5,980
Other time deposits	2,572	2,661	2,989	3,498	3,909	4,145	4,565

Total interest-bearing deposits	6,802	7,371	8,174	9,090	10,097	11,072	12,060
Other borrowings	524	524	517	625	960	1,180	1,284
Subordinated debentures	1,305	1,276	1,267	1,277	1,276	1,383	1,404

Total interest expense	8,631	9,171	9,958	10,992	12,333	13,635	14,748

Net interest income	26,452	27,108	26,801	27,797	25,400	24,456	21,038
Provision for loan losses	11,988	7,776	8,531	10,640	10,177	7,477	10,882
Noninterest income:
Service charges and fees	2,994	3,170	3,096	3,295	2,992	2,817	2,600
Gain on sales of loans	653	416	985	933	386	926	718
Gain (loss) on investment securities	2,480	34	7	3	10	(9)	2,921
Other noninterest income	208	342	90	257	322	3,527	238

Total noninterest income	6,335	3,962	4,178	4,488	3,710	7,261	6,477
Noninterest expense:
Salaries and employee benefits	7,183	7,637	7,580	7,349	7,824	6,887	7,239
Occupancy	2,835	2,836	2,783	3,159	2,958	2,789	2,731
FDIC and other insurance	1,347	1,521	1,587	1,101	1,134	2,319	991
Other real estate, net	228	629	106	39	90	103	(102)
Provision for unfunded loan commitments	(294)	(512)	(465)	147	(79)	(388)	90
Other general and administrative	4,119	4,035	3,667	4,246	3,601	2,980	3,650

Total noninterest expenses	15,418	16,146	15,258	16,041	15,528	14,690	14,599

Income before taxes	5,381	7,148	7,190	5,604	3,405	9,550	2,034
Taxes on income	1,508	2,737	2,818	2,030	1,271	3,605	705

Net income	$3,873	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

Net income available to common shareholders	$2,825	$3,366	$3,329	$2,534	$1,097	$4,910	$296

PER SHARE DATA
Basic earnings per common share	$0.15	$0.19	$0.23	$0.17	$0.07	$0.34	$0.02
Diluted earnings per common share	0.15	0.19	0.23	0.17	0.07	0.33	0.02
Common dividends declared per share	—	—	—	0.0238	0.0238	0.0238	0.0238
Book value per common share	15.93	15.88	16.79	16.46	16.43	16.30	16.01
Tangible book value per share*	15.58	15.53	16.33	15.99	15.96	15.84	15.52
COMMON STOCK
Shares issued	19,395,675	19,388,797	14,779,711	14,750,713	14,748,223	14,658,042	14,658,042
Less treasury shares	—	—	—	—	—	(15,602)	(49,930)

Outstanding shares	19,395,675	19,388,797	14,779,711	14,750,713	14,748,223	14,642,440	14,608,112

OTHER FINANCIAL DATA
Investment securities	$251,233	$265,895	$260,837	$263,439	$258,790	$243,077	$179,006
Loans held for sale	34,868	25,615	25,586	43,134	36,526	26,006	76,404
Noncovered portfolio loans	2,412,796	2,475,348	2,516,397	2,539,294	2,572,111	2,587,230	2,526,293
Total noncovered loans	2,447,664	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Covered portfolio loans	60,558	68,006	76,909	85,405	103,630	117,096	—
Total assets	2,905,275	3,010,835	3,074,923	3,108,291	3,029,347	3,038,985	2,928,133
Total deposits	2,345,648	2,444,939	2,554,165	2,592,730	2,473,162	2,452,295	2,330,089
Other borrowings	82,506	93,036	103,620	103,022	146,449	176,368	193,739
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	376,576	375,319	315,341	309,778	309,118	305,416	300,406
Mortgage servicing portfolio	261,266	249,632	241,224	237,459	223,226	209,425	179,959
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$7,071
Core deposit intangible	3,693	3,830	3,967	4,103	4,240	4,378	2,498
Mortgage servicing rights	1,661	1,589	1,603	1,670	1,625	1,589	1,362
Nonmortgage servicing rights	4	5	5	6	7	7	8

Total intangible assets	$12,169	$12,235	$12,386	$12,590	$12,683	$12,785	$10,939

Intangible amortization expense	$392	$350	$359	$381	$344	$391	$204

Continued

*	This is a Non-GAAP based financial measure.

SOUTHWEST BANCORP, INC.
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)
Table 6
Continued

	2010			2009
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,271,278	$1,251,709	$1,230,009	$1,212,409	$1,221,739	$1,208,819	$1,098,587
One-to-four family residential	109,980	106,814	111,185	114,614	125,034	116,068	114,111
Real estate construction
Commercial	527,773	589,590	630,472	618,078	612,905	622,298	640,132
One-to-four family residential	30,527	35,129	34,996	41,109	39,009	51,292	79,309
Commercial	463,132	471,004	487,074	520,505	538,757	554,734	558,834
Installment and consumer:
Guaranteed student loans	5,960	7,389	10,199	36,163	30,949	18,477	69,792
Other	39,014	39,328	38,048	39,550	40,244	41,548	41,932

Total noncovered loans, including held for sale	2,447,664	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Less allowance for loan losses	(72,418)	(67,055)	(65,168)	(62,413)	(57,777)	(51,753)	(46,262)

Total noncovered loans, net	$2,375,246	$2,433,908	$2,476,815	$2,520,015	$2,550,860	$2,561,483	$2,556,435

Covered
Real estate mortgage:
Commercial	$33,428	$36,107	$37,487	$39,836	$37,820	$40,411	$—
One-to-four family residential	10,071	10,277	10,843	12,630	17,246	17,889	—
Real estate construction
Commercial	7,464	8,190	11,173	12,515	14,178	14,277	—
One-to-four family residential	1,823	3,853	5,273	5,324	9,936	13,647	—
Commercial	6,816	8,487	10,807	13,412	21,475	27,203	—
Installment and consumer:	956	1,092	1,326	1,688	2,975	3,669	—

Total covered loans	$60,558	$68,006	$76,909	$85,405	$103,630	$117,096	$—

DEPOSIT COMPOSITION
Non-interest bearing demand	$329,655	$326,721	$317,896	$324,829	$309,767	$291,014	$274,175
Interest-bearing demand	86,153	102,218	119,757	74,201	82,622	94,060	85,629
Money market accounts	518,422	510,549	506,659	505,521	506,196	483,162	467,924
Savings accounts	25,556	25,321	25,871	25,730	25,636	25,660	15,797
Time deposits of $100,000 or more	795,303	861,110	944,871	1,004,439	888,814	905,202	849,814
Other time deposits	590,559	619,020	639,111	658,010	660,127	653,197	636,750

Total deposits**	$2,345,648	$2,444,939	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089

LOANS BY SEGMENT
Oklahoma banking	$890,598	$914,004	$926,870	$933,150	$943,982	$967,981	$949,454
Texas banking	1,024,863	1,041,228	1,063,511	1,054,404	1,042,369	1,037,694	990,135
Kansas banking	309,240	329,157	342,596	359,633	400,710	412,314	309,774
Other states banking	248,653	258,965	260,329	277,512	288,680	286,337	276,930

Subtotal	2,473,354	2,543,354	2,593,306	2,624,699	2,675,741	2,704,326	2,526,293
Secondary market	34,868	25,615	25,586	43,134	36,526	26,006	76,404

Total loans	$2,508,222	$2,568,969	$2,618,892	$2,667,833	$2,712,267	$2,730,332	$2,602,697

NET INCOME BY SEGMENT
Oklahoma banking	$3,624	$4,334	$2,820	$3,807	$2,529	$3,284	$3,210
Texas banking	(1,769)	697	1,656	3,591	2,686	3,662	1,119
Kansas banking	(227)	985	(355)	(2,328)	(1,180)	2,405	598
Other states banking	488	(507)	1,722	300	57	(78)	(1,974)

Subtotal	2,116	5,509	5,843	5,370	4,092	9,273	2,953
Secondary market	219	72	327	(3)	(201)	117	(61)
Other operations	1,538	(1,170)	(1,798)	(1,793)	(1,757)	(3,445)	(1,563)

Net income	$3,873	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

OFFICES AND EMPLOYEES
FTE Employees	440	447	455	466	471	478	425
Branches	23	23	24	24	24	24	18
Loan production offices	2	2	2	3	3	3	3
Assets per employee	$6,603	$6,736	$6,758	$6,670	$6,432	$6,358	$6,890

** Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$2,345,648	$2,444,939	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089
Less:
Brokered time deposits	226,238	279,027	359,571	417,419	327,951	395,196	454,435
Other brokered deposits	129,096	126,643	124,969	127,320	125,737	125,666	124,674

Non-brokered deposits	$1,990,314	$2,039,269	$2,069,625	$2,047,991	$2,019,474	$1,931,433	$1,750,980

Plus:
Sweep repurchase agreements	22,211	22,700	33,192	23,259	26,500	35,708	24,963

Core funding	$2,012,525	$2,061,969	$2,102,817	$2,071,250	$2,045,974	$1,967,141	$1,775,943

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)
Table 7

	2010			2009
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.52%	0.58%	0.57%	0.46%	0.28%	0.81%	0.18%
Return on average common equity (annualized)	3.57	4.64	5.42	4.06	1.78	8.26	0.50
Return on average tangible common equity (annualized)*	3.65	4.75	5.58	4.17	1.83	8.51	0.52
Net interest margin (annualized)	3.63	3.65	3.59	3.71	3.39	3.41	3.00
Total dividends declared to net income	22.59	19.84	20.02	34.31	57.46	20.58	92.00
Effective tax rate	28.02	38.29	39.19	36.22	37.33	37.75	34.66
Efficiency ratio	47.02	51.97	49.25	49.69	53.34	46.32	53.06
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$135,209	$111,871	$97,858	$105,887	$94,715	$74,205	$73,383
90 days past due and accruing	452	333	4	310	10,578	8,409	10,552

Total nonperforming loans	135,661	112,204	97,862	106,197	105,293	82,614	83,935
Other real estate	35,723	27,634	18,809	18,432	6,389	6,003	5,351

Total nonperforming assets	$171,384	$139,838	$116,671	$124,629	$111,682	$88,617	$89,286

Performing restructured	$5,334	$5,525	$5,650	$—	$—	$—	$—

Potential problem loans	$236,844	$242,217	$275,912	$258,399	$255,051	$178,081	$133,810

Covered
Nonaccrual loans	$7,906	$14,504	$16,192	$12,322	$14,686	$8,607	$—
90 days past due and accruing	1,871	130	356	1,136	4,544	3,658	—

Total nonperforming loans	9,777	14,634	16,548	13,458	19,230	12,265	—
Other real estate	4,448	4,352	4,489	4,748	2,598	2,938	—

Total nonperforming assets	$14,225	$18,986	$21,037	$18,206	$21,828	$15,203	$—

Potential problem loans	$6,413	$6,184	$6,620	$8,874	$4,421	$5,977	$—

ALLOWANCE ACTIVITY
Balance, beginning of period	$67,055	$65,168	$62,413	$57,777	$51,753	$46,262	$39,773
Charge offs	7,006	6,168	6,545	6,756	4,372	2,975	4,810
Recoveries	381	279	769	752	219	989	417

Net charge offs	6,625	5,889	5,776	6,004	4,153	1,986	4,393
Provision for loan losses	11,988	7,776	8,531	10,640	10,177	7,477	10,882

Balance, end of period	$72,418	$67,055	$65,168	$62,413	$57,777	$51,753	$46,262

ASSET QUALITY RATIOS
Noncovered
Nonperforming assets to portfolio loans and other real estate	7.00%	5.59%	4.60%	4.87%	4.33%	3.41%	3.53%
Nonperforming loans to portfolio loans	5.62	4.53	3.89	4.18	4.09	3.19	3.32
Net loan charge-offs to average portfolio loans (annualized)	1.07	0.94	0.93	0.92	0.61	0.31	0.71
Allowance for loan losses to portfolio loans	3.00	2.71	2.59	2.46	2.25	2.00	1.83
Allowance for loan losses to nonperforming loans	53.38	59.76	66.59	58.77	54.87	62.64	55.12
Covered
Nonperforming assets to portfolio loans and other real estate	21.88%	26.24%	25.84%	20.19%	20.55%	12.67%	—
Nonperforming loans to portfolio loans	16.14	21.52	21.52	15.76	18.56	10.47	—
CAPITAL RATIOS
Average total shareholders’ equity to
	12.85%	11.78%	10.18%	10.31%	10.24%	10.35%	10.47%
Leverage ratio	14.96	14.48	12.32	12.42	12.39	12.70	12.72
Tier 1 capital to risk-weighted assets	17.17	16.50	14.00	13.28	13.04	12.67	12.85
Total capital to risk-weighted assets	18.45	17.78	15.28	14.55	14.31	13.92	14.11
Tangible common equity to tangible assets***	10.43	10.02	7.87	7.61	7.79	7.65	7.76
REGULATORY CAPITAL DATA
Tier I capital	$442,188	$438,973	$381,280	$377,418	$374,805	$372,713	$369,482
Total capital	475,040	472,971	415,955	413,438	411,201	409,764	405,613
Total risk adjusted assets	2,574,746	2,659,886	2,722,628	2,841,476	2,873,558	2,942,821	2,875,290
Average total assets	2,955,779	3,032,328	3,094,756	3,039,014	3,024,885	2,935,189	2,905,653

*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$376,576	$375,319	$315,341	$309,778	$309,118	$305,416	$300,406
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811	7,071
Preferred stock	67,548	67,375	67,205	67,037	66,872	66,710	66,549

Tangible common equity	$302,217	$301,133	$241,325	$235,930	$235,435	$231,895	$226,786

Total assets	$2,905,275	$3,010,835	$3,074,923	$3,108,291	$3,029,347	$3,038,985	$2,928,133
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811	7,071

Tangible assets	$2,898,464	$3,004,024	$3,068,112	$3,101,480	$3,022,536	$3,032,174	$2,921,062

Tangible common equity to tangible assets	10.43%	10.02%	7.87%	7.61%	7.79%	7.65%	7.76%
Balance sheet amounts and ratios are as of period end unless otherwise noted.